Exhibit 10.13

FORM OF RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made effective as of the 1st day of February, 2014, by and between Juhl Energy, Inc., a Delaware corporation (the "Company"), and the undersigned ("Consultant").

Whereas, Consultant is receiving the Restricted Stock Award (as herein defined) under the Company’s Amended and Restated 2008 Incentive Compensation Plan (the “Plan”) in connection with his services to the Company under the Consulting Agreement dated February 1, 2014 between the Company and the Consultant (the “Consulting Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan or the Consulting Agreement, as the context requires.

NOW THEREFORE, in consideration of the mutual covenants and representations set forth herein, the Company and Consultant agree as follows:

1.            Restricted Stock Award. The Company hereby agrees to issue to Consultant and Consultant agrees to accept from the Company, Two Hundred Fifty Thousand (250,000) shares of the Company's Common Stock (the "Stock") as partial compensation under the Consulting Agreement (the “Restricted Stock Award”).

2.            Certificate Representing Restricted Stock Award. The Company shall issue a stock certificate representing the Stock in the name of the Consultant. The Company shall hold the certificate representing the Stock until May 1, 2015 (the expiration of the Minimum Term as defined in the Consulting Agreement). If Consultant has not terminated the Consulting Agreement prior thereto, upon the expiration of the Minimum Term, the Company shall deliver to the Consultant a stock certificate representing the Stock. During the course of the Minimum Term if Consultant has not terminated the Consulting Agreement, the Stock shall vest at the rate of 16,666 shares on a monthly basis (1/15 of the total shares of Stock). In the event that the Consultant terminates the Consulting Agreement prior to the end of the Minimum Term, Consultant shall forfeit shares of the Stock on a proportionate basis for the number of months remaining in the Minimum Term pursuant to the Forfeiture Schedule attached hereto as Exhibit A.

3.             Legends. The certificate representing the Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

(b)     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER AND A CONSULTING AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE."

(c)     Any additional legend required to be placed thereon by applicable federal and state securities laws or any other agreement with the Company to which Consultant may be a party.

4.             Consultant's Representations. In connection with the Restricted Stock Award, the Consultant hereby represents and warrants to the Company as follows:

(a)     Investment Intent; Capacity to Protect Interests. The Stock is being issued to Consultant solely for Consultant's own account for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Consultant represents that the entire legal and beneficial interest in the Stock is being issued, and will be held, for the Consultant's account only, and neither in whole nor in part for any other person. Consultant either has a preexisting business or personal relationship with the Company or its officers, directors or controlling persons, or, by reason of Consultant's business or financial experience or the business or financial experience of Consultant's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, is reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Consultant's own interests in connection with this transaction.

(b)     Residence. The Consultant's principal residence and location is within the state that appears in the address indicated beneath the Consultant's signature below.

(c)     Information Concerning Company. The Consultant has heretofore discussed the Company and its plans, operations and financial condition with the Company's officers and has heretofore received all such information as the Consultant has deemed necessary and appropriate to enable the Consultant to evaluate the financial risk inherent in making an investment in the Stock, and the Consultant has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof. Consultant also acknowledges that in his consulting role with the Company he has access to significant information regarding the Company.

(d)     Economic Risk. The Consultant realizes that the Stock is a highly speculative investment and involves a high degree of risk, and the Consultant is able, without impairing the Consultant's financial condition, to hold the Stock for an indefinite period of time and suffer a complete loss on the Consultant's investment. Consultant understands that there are risks related to the purchase of the Stock.

(e)     Restricted Securities. The Consultant understands and acknowledges that:

(i)     The issuance of the Stock has not been registered under the Securities Act, the Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and the Company is under no obligation to register the Stock;

(ii)     the stock certificate representing the Stock will be stamped with the legends specified in Section 3 hereof and any other additional legends as may be prescribed by the Company’s Bylaws, any other agreement between the Company and the Consultant or as otherwise required by law; and

(iii)     the Company and its transfer agent will make a notation in its records of the aforementioned restrictions on transfer and legends.

(f)     Disposition of the Stock. The Consultant is familiar with the provisions of Rules 701 and 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a nonpublic offering, subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of purchase, such issuance will be exempt from registration under the Securities Act. If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities exempt under Rule 701 may be resold ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act); and (2), in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable.

The Consultant understands that, in the event that the Company does not qualify under Rule 701 at the time of purchase, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) holding the securities for the requisite holding period, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act), and (4) the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, if applicable.

(g)     Further Limitations on Disposition. Without in any way limiting Consultant's representations set forth above, the Consultant further agrees that the Consulting Agreement provides additional limitations on disposition. Additionally, the Consultant agrees that he will not sell all or any portion of the Stock unless and until:

(i)     There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)     (A) the Consultant shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Consultant shall have furnished the Company with an opinion of the Consultant's counsel to the effect that such disposition will not require registration of the Stock under the Securities Act, and (C) such opinion of the Consultant's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Consultant of such concurrence, which concurrence and advisement shall not be unreasonably withheld or otherwise delayed by the Company.

(h)     Section 83(b) Election. The Consultant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. With respect to securities registered under the Exchange Act, "restriction" with respect to officers, directors and 10% stockholders also means the six-month period after purchase during which such officers, directors and 10% stockholders are subject to suit under Section 16(b) of the Exchange Act. The Consultant understands that if such provision is applicable to him, he may elect to be taxed at the time the shares of Stock are issued rather than when and as any restriction lapses or six-month Section 16(b) period expires by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made for it to apply. The Consultant understands that failure to make this filing timely will result in the recognition of ordinary income by the Consultant, as any restriction lapses, or after the lapse of the six-month Section 16(b) period, on the difference between the amount paid for the Stock and the fair market value of the Stock at the time such restrictions lapse. The Consultant further understands that the income tax laws of Consultant’s state of residence may contain provisions similar to Section 83.

CONSULTANT ACKNOWLEDGES THAT IT IS CONSULTANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF CONSULTANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE CONSULTANT’S BEHALF. CONSULTANT SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THIS RESTRICTED STOCK AWARD. IRS RULES AND GUIDANCE MAY CHANGE.

5.             Power of Attorney.

(a)     In the event that shares of Stock are to be transferred pursuant to this Agreement or any other agreement between the parties, Consultant hereby grants and appoints each director of the Company, with full power of substitution, as his true and lawful attorney-in-fact, with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public or private offices such documents, instruments and conveyances as may be necessary or appropriate to effect a transfer of Stock. This special power of attorney includes the ability to complete an assignment for the transfer of Stock.

(b)     The authority granted by this section is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of Consultant; may be exercised by a signature of any individual acting as attorney-in-fact for Consultant; and shall survive the transfer by Consultant of the whole or any portion of his Stock.

6.             Miscellaneous.

(a)     Subject to the provisions and limitations hereof, Consultant may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock issued to Consultant but for which the stock certificate is held in the possession of the Company.

(b)     The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c)     Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Consultant at his address shown on the Company's records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

(d)     The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth or referenced, be binding upon Consultant, his heirs, executors, administrators, successors and assigns.

(e)     Consultant hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer any forfeited shares of Stock from Consultant to the Company.

(f)     Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Consultant's services to the Company pursuant to the terms of the Consulting Agreement.

(g)     This Agreement, its interpretation, performance, enforcement or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, internal, substantive laws of the State of Minnesota (without giving effect to principles of conflict of laws).

(h)     The parties agree that in the event of any and all disagreements and controversies, including accusations of fraud and malfeasance, arising from this Agreement such disagreements and controversies shall be subject to final and binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association to be held in Minneapolis, MN before one neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). The parties also waive their rights to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made. The arbitrator may not award relief in excess of or contrary to what this Agreement provides, order consolidation or arbitration on a class wide or representative basis, award punitive or consequential damages or any other damages aside from the prevailing party’s actual damages or order injunctive or declaratory relief, except that the arbitrator may award on an individual basis damages required by statute and may order injunctive or declaratory relief as required by statute. Any arbitration shall be confidential and neither the parties nor the arbitrator may disclose the existence, content or results of any arbitration proceeding except as provided herein. In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. Neither party shall speak to the any media inquiry related to such disagreement. The costs and expenses of the arbitration (including attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator. This paragraph shall survive termination of this Agreement.

(i)     The parties hereby waive any claims against each other for any activities or prior business transactions between the parties to date. This paragraph shall survive the termination of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

COMPANY:	CONSULTANT:

Juhl Energy, Inc.	Consultant

By:
John Mitola
President

Exhibit 10.13

EXHIBIT A

Forfeiture Schedule

Period	Number of Shares of Stock Subject to Forfeiture
February 1, 2014 – February 28, 2014	250,000 shares
March 1, 2014 – March 31, 2014	233,334 shares
April 1, 2014 – April 30, 2014	216,668 shares
May 1, 2014 – May 31, 2014	200,002 shares
June 1, 2014 – June 30, 2014	183,336 shares
July 1, 2014 – July 31, 2014	166,670 shares
August 1, 2014 – August 31, 2014	150,009 shares
September 1, 2014 – September 30, 2014	133,338 shares
October 1, 2014 – October 31, 2014	116,672 shares
November 1, 2014 – November 30, 2014	100,006 shares
December 1, 2014 – December 31, 2014	83,340 shares
January 1, 2015 – January 31, 2015	66,674 shares
February 1, 2015 – February 28, 2015	50,008 shares
March 1, 2015 – March 31, 2015	33,342 shares
April 1, 2015 – April 30, 2015	16,676 shares
May 1, 2015 and thereafter	0 shares